Exhibit 99.1
FOR IMMEDIATE RELEASE — May 14, 2010
CONTACT:	Susan Munhall, Investor Relations Hudson City Bancorp, Inc. West 80 Century Road, Paramus, New Jersey 07652 (201) 967-8290 e-mail: smunhall@hcsbnj.com
HUDSON CITY BANCORP, INC. TO PRESENT AT THE
BARCLAYS CAPITAL 2010 FINANCIAL SERVICES CONFERENCE
PARAMUS, N.J., May 14, 2010 — Hudson City Bancorp, Inc. (NASDAQ: HCBK), announced today that it will participate in the Barclays Capital 2010 Financial Services Conference on Wednesday, May 19, 2010. Ronald E. Hermance, Jr., Hudson City’s Chairman, President and Chief Executive Officer, will present at the conference at 10:55 AM GMT.
A simultaneous audio web cast of Mr. Hermance’s presentation, will be available through the following web cast link:
http://cc.talkpoint.com/barc002/051810a_rb/?entity=21_HIESNQ6
This link to the audio web cast will be available for 180 days following the presentation. The slide presentation and a link to the audio web cast will also be available through Hudson City Bancorp, Inc.’s website, www.hcbk.com. The link to the audio web cast presentation through our website will be available until November 15, 2010.
Hudson City Bancorp, Inc. is the parent company of Hudson City Savings Bank, a well-established community banking institution with a long-standing tradition of service excellence. Hudson City is ranked in the top twenty five U.S. financial institutions by asset size and operates a total of 132 branch offices in the New York metropolitan area. The Federal Deposit Insurance Corporation insures Hudson City Savings’ deposits.
The web cast and slide presentation referenced in this news release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as “anticipate,’ “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are based on various assumptions and analyses made by us in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.